Calculation of Filing Fee Tables
F-1
MDJM LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of	457(o)			$ 5,749,998.53	0.0001381	$ 794.07
Fees to be Paid	2	Equity	(i) One Class A Ordinary Share or one Pre-Funded Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	(ii) One Series A Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A Ordinary Shares issuable upon exercise of the Series A Warrants	457(o)	8,060,746		$ 5,749,998.53	0.0001381	$ 794.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,499,997.06		$ 1,588.14
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,588.14
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.025 per share (the "Class A Ordinary Shares"), of MDJM LTD (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions and Class A Ordinary Shares that may be purchased by Maxim Group LLC (the "Underwriter"), pursuant to its option to purchase additional ordinary shares to cover over-allotment, if any. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

[2]	See Note 1 (a) and (b) No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[3]	See Note 1 (a) and (b) No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[4]	See Note 1 (a) and (b) The proposed maximum offering price of the Class A Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis for any Pre-Funded Warrants offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units is $5,749,998.53.

[5]	See Note 1 (a) and (b) There will be one Series A Warrant for every Class A Ordinary Share or Pre-Funded Warrant. Up to 2,686,915 Class A Ordinary Shares underlying the Series A Warrants are registered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Series A Warrants included in the Units that are proposed to be sold in the offering is $5,749,998.53, as Series A Warrant is exercisable at the exercise price equal to $2.14 per share and the maximum number of Class A Ordinary Shares upon cash exercise is 2,686,915, including any Class A Ordinary Shares that may be purchased by the Underwriter pursuant to its option to purchase additional Class A Ordinary Shares to cover over-allotment, if any. However, a holder of the Series A Warrants may also effect the zero exercise price option at any time while the Series A Warrants are outstanding. Under the zero-exercise price option, the holder of the Series A Warrants has the right to receive the number of Class A Ordinary Shares as set forth in the applicable Series A Warrant, which will be more than such number of Class A Ordinary Shares that is issuable upon cash exercise or cashless exercise. We do not expect to receive any proceeds from the zero-exercise price option of the Series A Warrants because it is highly unlikely that a holder of the Series A Warrants would elect to exercise the Series A Warrants by paying cash or via cashless exercise in lieu of the zero exercise price option. The maximum number of Class A Ordinary Shares issuable under all Series A Warrants (including the zero exercise price option) shall not exceed 8,060,746. As such, holders of the Series A Warrants may elect to be issued up to 8,060,746 Class A Ordinary Shares upon the zero exercise price option.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A